                                                                   EXHIBIT 99(a)

                    REVOCABLE PROXY OF CASCADE BANCORP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS

                               November 18, 1997

     The undersigned hereby appoints Donald W. Lisko and Thomas L. Matson, and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Cascade Bancorp, Inc. ("Cascade") common stock, $1.00 par value per share, held of record by the undersigned on October 15, 1997, at a Special Meeting of Shareholders to be held at Cascade's principal office located at 25 - 16th Street N.E., Auburn, Washington on November 18, 1997, at 7:00 p.m., local time, and at any and all adjournments of such Meeting, as follows:

 1.   Merger Proposal.  A proposal to approve the merger of            FOR      AGAINST      ABSTAIN
      Cascade with and into Columbia Banking System, Inc.,             ---      -------      -------
      with Columbia Banking System, Inc., as the survivor,            [   ]      [   ]        [   ]
      pursuant to the Agreement and Plan of Reorganization and
      Merger dated as of June 30, 1997.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
                                ABOVE PROPOSAL.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
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     Please sign exactly as your name appears on this form of proxy.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign. In the event that you are present and elect to vote at the Special Meeting or at any adjournment thereof, you must notify the Secretary of Cascade at the Special Meeting of your decision to terminate this proxy, and then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.


     The undersigned acknowledges that prior to the execution of this proxy, he or she received from Cascade, notice of the Special Meeting and a Joint Proxy Statement/Prospectus dated October _____, 1997.

Dated: ____________________, 1997

  __________________________________       ___________________________________
  PRINT NAME OF SHAREHOLDER                PRINT NAME OF SHAREHOLDER


  __________________________________       ___________________________________
  SIGNATURE OF SHAREHOLDER                 SIGNATURE OF SHAREHOLDER


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   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE PREPAID ENVELOPE.
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